UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2006

HORACE MANN EDUCATORS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza Springfield, Illinois	62715-0001
(Address of principal executive offices)	(Zip code)

(217) 789-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-looking Information

Statements included in this Current Report on Form 8-K and the accompanying press release that state Horace Mann Educators Corporation’s (the “Company”) or its management’s intentions, hopes, beliefs, expectations or predictions of future events or the Company’s future financial performance are forward-looking statements and involve known and unknown risks, uncertainties and other factors. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and the Company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

Item 1.01.	Entry into a Material Definitive Agreement

On April 21, 2006, the Company completed a public offering of $125,000,000 aggregate principal amount of the Company’s 6.85% Senior Notes due April 15, 2016 (the “Notes”) pursuant to an underwriting agreement, dated April 18, 2006 (the “Underwriting Agreement”), between the Company and Keefe, Bruyette & Woods, Inc. The Underwriting Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties.

The Notes were issued under an indenture, dated as of June 9, 2005 (the “Original Indenture”), as supplemented by a first supplemental indenture, dated as of June 9, 2005 (the “First Supplemental Indenture”), and by a second supplemental indenture, dated as of April 21, 2006 (the “Second Supplemental Indenture” and, together with the Original Indenture and the First Supplemental Indenture, the “Indenture”), each between the Company and JPMorgan Chase Bank, N.A., as trustee (the “Trustee”). The Notes are represented by a global note, executed by the Company, dated April 21, 2006. Pursuant to the terms of the Indenture, the Notes are unsecured senior obligations of the Company and rank equally with all of the Company’s other unsecured, unsubordinated indebtedness. The Notes bear interest at an annual rate of 6.85%, payable by the Company on April 15 and October 15 of each year, beginning on October 15, 2006. The Notes mature on April 15, 2016.

The Indenture provides that the Company may redeem the Notes in whole at any time and in part from time to time at a redemption price calculated in accordance with the Indenture. The Indenture contains customary covenants and events of default.

The Company used approximately $74.0 million of the proceeds from the issuance of the Notes to reduce the amount that had been outstanding under its bank credit agreement. The remaining proceeds will be used for general corporate purposes, and potentially to reduce other corporate indebtedness.

The foregoing summary is qualified in its entirety by reference to the text of the Underwriting Agreement, the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, which are Exhibits 1.1, 4.1, 4.2 and 4.3 to this Current Report on Form 8-K, respectively.

The Notes were issued pursuant to the Prospectus Supplement, dated April 19, 2006, to the Prospectus, dated December 30, 2003 (the “Prospectus”), filed as part of the registration statement on Form S-3 (No. 333-111234) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on December 30, 2003. Each of Exhibits 1.1, 4.1, 4.2 and 4.3 are hereby incorporated by reference into the Registration Statement and the Prospectus.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated herein by this reference.

Item 8.01.	Other Events

On April 18, 2006, the Company issued a press release reporting the pricing of the sale of $125,000,000 aggregate principal amount of the Notes, which is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

1.1	Underwriting Agreement, dated April 18, 2006, between Horace Mann Educators Corporation (“HMEC”) and Keefe, Bruyette & Woods, Inc.

4.1	Indenture, dated as of June 9, 2005, between HMEC and JPMorgan Chase Bank, N.A., as trustee (the “Trustee”), incorporated by reference to Exhibit 4.1 to HMEC’s Current Report on Form 8-K, dated June 6, 2005, filed with the Securities and Exchange Commission (the “SEC”) on June 9, 2005.

4.2	First Supplemental Indenture, dated as of June 9, 2005, between HMEC and the Trustee, incorporated by reference to Exhibit 4.2 to HMEC’s Current Report on Form 8-K, dated June 6, 2005, filed with the SEC on June 9, 2005.

4.3	Second Supplemental Indenture, dated as of April 21, 2006, between HMEC and the Trustee.

4.4	Form of HMEC 6.85% Senior Notes due April 15, 2016 (the “Notes”) (included in Exhibit 4.3)

99.1	Press release, dated April 18, 2006, reporting the pricing of the sale of $125,000,000 aggregate principal amount of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Bret A. Conklin
Name:Bret A. Conklin
Title: Senior Vice President & Controller (Principal Accounting Officer)

Date: April 21, 2006